EXHIBIT 99.1

Contact:	Hank Robinson
Senior Vice President, Tax and Treasurer
(502) 596-7732

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Excluding Certain Items, Continuing Operations Diluted EPS Totaled $0.15 in the Fourth Quarter

and $0.94 for the Full Year, Ahead of the Company’s Annual Guidance

Company Reports Strong Free Cash Flows of $130 Million for the Year Excluding Certain Items and

$13 Million of Cash Dividends Paid to Shareholders

Company Reports GAAP Continuing Operations Loss of $54 Million in the Fourth Quarter

and a Loss of $48 Million for the Full Year, Primarily Attributable to an Asset Impairment Charge of $76 Million

GAAP Operating Cash Flows Totaled $199 Million for the Year Compared to $263 Million a Year Ago

Company Maintains Fiscal 2014 Guidance for Core Earnings of $1.05 to $1.25 and Free Cash Flow

Guidance of $125 Million to $145 Million before $26 Million of Estimated Full-Year Cash Dividends

LOUISVILLE, Ky. (February 20, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2013. The Company continues to benefit from its repositioning strategy through the planned exit from a nursing center and a transitional care (“TC”) hospital and the closure of another nursing center during the fourth quarter of 2013. The Company has reclassified the operations of these three facilities as discontinued for all periods presented. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Highlights:

•	Volume softness in the hospital and nursing center divisions drove a 1% decline in fourth quarter consolidated revenues which were mitigated by cost controls throughout the Company

•	The closure or planned disposition of three additional non-strategic assets bolstered continuing operations diluted EPS by $0.05 in the quarter and $0.13 for the full year

•	Free cash flows for the full year were strong

•	Excluding certain items and dividend payments, fiscal 2013 free cash flows of $130 million were up 23% from last year

•	GAAP operating cash flows totaled $199 million compared to $263 million a year ago

•	Kindred continued to execute on its Integrated Care Market and redeployment strategy in the fourth quarter

•	Senior Home Care purchase added $143 million of annualized home health revenues to Kindred at Home and the Care Management Division

•	The real estate of seven previously leased nursing centers were acquired for $61 million reducing annual rents by approximately $7 million

•	Kindred is well positioned operationally and financially to grow moving into 2014

•	Available borrowing capacity under the Company’s revolving credit facility approximated $396 million at year-end

•	Board of Directors declared regular quarterly cash dividend of $0.12 per share payable on March 27, 2014

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300      www.kindredhealthcare.com

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2013 declined 1% to $1.22 billion compared to $1.24 billion in the same period in 2012. The Company reported a loss from continuing operations for the fourth quarter of 2013 of $54.1 million or $1.04 per share compared to a loss of $84.0 million or $1.62 per share in the fourth quarter of 2012. Fourth quarter 2013 operating results included pretax charges of $87.7 million related to (1) an asset impairment charge, (2) changes in estimates related to pending litigation, (3) severance and retirement costs, (4) costs associated with the closing of a TC hospital, (5) transaction-related costs and (6) an increase in the estimated tax benefit associated with pending litigation, which in aggregate reduced income from continuing operations by $62.4 million or $1.19 per share. Operating results for the fourth quarter of 2012 included an asset impairment charge and severance, restructuring, lease termination and transaction-related costs that reduced income from continuing operations by $104.8 million or $2.03 per share.

During the fourth quarter of 2013, the Company recorded a $76 million goodwill impairment charge to reflect circumstances in which the carrying value of its home health reporting unit exceeded its fair value. The impairment charge resulted primarily from the expected decline in operating results in the Company’s home health business related to the Medicare reimbursement rate reductions for each of the next four years beginning January 1, 2014 announced by the Centers for Medicare and Medicaid Services (“CMS”) on November 22, 2013.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2013 declined 1% to $4.90 billion compared to $4.93 billion in the previous year. The Company reported a loss from continuing operations of $48.5 million or $0.93 per share in 2013 compared to a loss of $48.0 million or $0.93 per share in 2012.

In addition to the charges discussed in the fourth quarter results above, operating results in 2013 included (1) a one-time bonus to employees who do not participate in the Company’s incentive plans distributed in the first quarter of 2013, (2) changes in estimates related to pending litigation, (3) severance and retirement costs, (4) costs associated with the closure of a TC hospital and home health location and (5) charges associated with the modification of certain of the Company’s senior debt, which in aggregate reduced income from continuing operations by $99.1 million or $1.90 per share. Operating results in 2012 included certain items that reduced income from continuing operations by $112.8 million or $2.18 per share, most of which were related to asset impairment charges, litigation and severance and restructuring costs.

Discontinued Operations

In connection with the Company’s long-range plans to reposition its businesses and enhance its Integrated Care Market strategy, the Company has completed various transactions and entered into certain agreements to significantly change its business mix, operating profile and future business prospects. During 2013, the Company exited, sold or agreed to exit, 139 facilities (15 TC hospitals, one inpatient rehabilitation hospital (“IRF”) and 123 nursing centers) with annualized revenues approximating $1.3 billion. These transactions generated approximately $250 million in cash proceeds from asset sales and will reduce annual rents by approximately $125 million. For accounting purposes, the historical operating results and losses on the disposal of these businesses have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “Our fourth quarter results were in line with our expectations and reflected a continuation of the difficult volume and utilization trends experienced by many healthcare providers in the second half of 2013. We also continued to advance our repositioning strategy with the closure or planned disposition of three additional non-strategic assets. We were successful in managing costs in response to volume weakness in our hospitals and nursing centers, and we are seeing some volume momentum in January and February that we expect will help us get the year off to a strong start.”

Mr. Diaz further noted, “For the full year, we are pleased to report that we exceeded our core earnings objectives that were announced in our third quarter earnings release as we continued to mitigate the negative impact of approximately $40 million of Medicare sequestration cuts across our enterprise. This accomplishment reflects the commitment of our caregivers, and a relentless focus on cost management across the enterprise, all while working to maintain a culture of quality service and patient satisfaction under very difficult circumstances. Despite volume challenges during the last half of the year, and Medicare sequestration cuts, our hospital division results were solid. Our RehabCare division made great progress in the midst of Medicare reimbursement reductions and continues to perform well. For our nursing center division, 2013 was a significant year of transition as we worked through several divestitures. We expect 2014 to reflect more stabilized nursing center operations with better financial performance. Our Care Management Division experienced significant growth in 2013 and now has annualized revenues of over $350 million. We expect operating improvements in our home health and hospice operations in 2014 as we assimilate numerous acquisitions and execute on a more standardized operating model.”

Commenting on the Company’s strategic initiatives, Mr. Diaz noted, “In 2013, we continued advancing a strategy to reposition our business mix with the goal of improving our long-term growth, profitability and financial position and enhancing our Integrated Care Market capabilities, particularly in home health and hospice services. Specifically, we exited, sold or agreed to exit 139 facilities with annualized revenues of $1.3 billion, completed several home health and hospice acquisitions that added approximately $150 million of annualized revenues and we acquired the real estate of nine previously leased facilities for approximately $96 million that will benefit our balance sheet leverage over time. Having substantially completed the divestiture phase of our repositioning strategy, we are evaluating various opportunities to redeploy our management capabilities, industry leading infrastructure and financial resources as we move forward with the growth phase of our strategic plan.”

Mr. Diaz stated, “Our free cash flows, adjusted for certain items, were up 23% compared to last year before paying $13 million in quarterly dividends and absorbing significant reimbursement headwinds. Our significant free cash flows as well as our $396 million of available credit going into 2014, provide the financial strength to further reposition the Company’s business mix and advance our Continue the Care strategy in our Integrated Care Markets.”

Finally, Mr. Diaz added, “The new long-term acute care (“LTAC”) patient criteria enacted in 2013 provides significant clarity to our business and affirms the role of LTAC hospitals in the healthcare continuum. The new criteria will not be fully phased in for most of our hospitals until the summer of 2018, which provides us with significant time to develop clinical programs and services that better align with the clinical needs of this patient population and this new payment system. We believe that the new criteria will afford us the opportunity to grow organically our patient volumes and leverage our existing capacity of TC hospitals.”

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

Earnings Guidance – Continuing Operations

The Company maintained its previous earnings guidance for 2014. The Company expects consolidated revenues for 2014 to approximate $5.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $725 million to $742 million. Rent expense is expected to approximate $338 million, while depreciation and amortization should approximate $165 million. Net interest expense is expected to approximate $106 million. The Company expects to report income from continuing operations for 2014 between $58 million and $68 million or $1.05 to $1.25 per diluted share (based upon diluted shares of 53.2 million).

The Company’s 2014 earnings per share guidance includes $0.05 to $0.10 for the estimated impact of new acquisitions that the Company expects to complete in 2014.

The Company updated its operating cash flow guidance for 2014 at a range between $245 million and $275 million. Estimated routine capital expenditures for 2014 are expected to range from $100 million to $105 million and estimated costs to develop new or replacement TC hospitals, transitional care nursing centers, and IRFs will approximate $20 million to $25 million in 2014. Operating cash flows in excess of the Company’s routine and development capital spending programs are expected to approximate $125 million to $145 million for 2014 and will be available to pay dividends, repay debt and fund acquisitions. Estimated dividend payments for 2014 are expected to approximate $26 million.

Benjamin A. Breier, President and Chief Operating Officer of the Company, commented, “As we head into 2014, our confidence in our earnings guidance range has increased as we are beginning to see traction in our sales and marketing efforts to drive patient admissions as well as greater awareness among managed care payors of our value proposition, particularly for our TC hospitals. We also expect additional cost savings by continuing to push for ongoing performance improvement with our efficiency initiatives inside the Company.”

The Company’s earnings and cash flow guidance for 2014 excludes the effect of reimbursement changes, severance and retirement costs, litigation costs, transaction-related costs, any further acquisitions or divestitures (except as otherwise noted), any impairment charges, and any repurchases of common stock.

Quarterly Cash Dividend

The Company also announced that its Board of Directors has approved the payment of the regular quarterly cash dividend to its shareholders of $0.12 per common share to be paid on March 27, 2014 to shareholders of record as of the close of business on March 6, 2014. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2013 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on February 21 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on February 21 by dialing (719) 457-0820, access code: 1522310. The replay will be available through March 2.

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of the final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013, (e) the Company’s ability to adjust to the new patient criteria for LTAC hospitals under the Pathway for SGR Reform Act of 2013, which will reduce the population of patients eligible for the Company’s hospital services and change the basis upon which the Company is paid, (f) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

Company’s TC hospitals, nursing centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (h) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (i) the ability of the Company’s hospitals and nursing centers to adjust to medical necessity reviews, (j) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (k) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (v) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in the last three fiscal years, (aa) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (bb) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and years ended December 31, 2013 and 2012 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

As noted above, the Company discusses the financial measure of free cash flows excluding certain items. The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of net cash flows provided by operating activities to free cash flows excluding certain items is included in this press release.

The Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $5 billion and approximately 63,000 employees in 47 states. At December 31, 2013, Kindred through its subsidiaries provided healthcare services in 2,280 locations, including 101 transitional care hospitals, five inpatient rehabilitation hospitals, 100 nursing centers, 22 sub-acute units, 159 Kindred at Home hospice, home health and non-medical home care locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,789 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues	$1,224,374	$1,237,392	$4,900,510	$4,928,509

Loss from continuing operations	$(51,737)	$(83,209)	$(44,812)	$(46,927)
Discontinued operations, net of income taxes:
Income (loss) from operations	(6,160)	3,312	(36,136)	12,348
Loss on divestiture of operations	(5,994)	(939)	(83,887)	(4,745)

Income (loss) from discontinued operations	(12,154)	2,373	(120,023)	7,603

Net loss	(63,891)	(80,836)	(164,835)	(39,324)
Earnings attributable to noncontrolling interests	(2,405)	(790)	(3,657)	(1,043)

Loss attributable to Kindred	$(66,296)	$(81,626)	$(168,492)	$(40,367)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(54,142)	$(83,999)	$(48,469)	$(47,970)
Income (loss) from discontinued operations	(12,154)	2,373	(120,023)	7,603

Net loss	$(66,296)	$(81,626)	$(168,492)	$(40,367)

Loss per common share:
Basic:
Loss from continuing operations	$(1.04)	$(1.62)	$(0.93)	$(0.93)
Discontinued operations:
Income (loss) from operations	(0.12)	0.06	(0.69)	0.24
Loss on divestiture of operations	(0.11)	(0.02)	(1.61)	(0.09)

Income (loss) from discontinued operations	(0.23)	0.04	(2.30)	0.15

Net loss	$(1.27)	$(1.58)	$(3.23)	$(0.78)

Diluted:
Loss from continuing operations	$(1.04)	$(1.62)	$(0.93)	$(0.93)
Discontinued operations:
Income (loss) from operations	(0.12)	0.06	(0.69)	0.24
Loss on divestiture of operations	(0.11)	(0.02)	(1.61)	(0.09)

Income (loss) from discontinued operations	(0.23)	0.04	(2.30)	0.15

Net loss	$(1.27)	$(1.58)	$(3.23)	$(0.78)

Shares used in computing loss per common share:
Basic	52,344	51,692	52,249	51,659
Diluted	52,344	51,692	52,249	51,659

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues	$1,224,374	$1,237,392	$4,900,510	$4,928,509

Salaries, wages and benefits	746,399	754,530	2,988,487	3,012,321
Supplies	80,167	84,613	328,999	343,102
Rent	82,563	78,222	318,077	310,178
Other operating expenses	250,137	224,543	985,883	914,272
Other (income) expense	(457)	(3,181)	(1,440)	(12,660)
Impairment charges	76,127	108,113	77,193	108,953
Depreciation and amortization	38,437	42,296	157,329	162,685
Interest expense	25,161	27,929	108,049	107,875
Investment income	(1,255)	(246)	(4,051)	(997)

	1,297,279	1,316,819	4,958,526	4,945,729

Loss from continuing operations before income taxes	(72,905)	(79,427)	(58,016)	(17,220)
Provision (benefit) for income taxes	(21,168)	3,782	(13,204)	29,707

Loss from continuing operations	(51,737)	(83,209)	(44,812)	(46,927)
Discontinued operations, net of income taxes:
Income (loss) from operations	(6,160)	3,312	(36,136)	12,348
Loss on divestiture of operations	(5,994)	(939)	(83,887)	(4,745)

Income (loss) from discontinued operations	(12,154)	2,373	(120,023)	7,603

Net loss	(63,891)	(80,836)	(164,835)	(39,324)
Earnings attributable to noncontrolling interests	(2,405)	(790)	(3,657)	(1,043)

Loss attributable to Kindred	$(66,296)	$(81,626)	$(168,492)	$(40,367)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(54,142)	$(83,999)	$(48,469)	$(47,970)
Income (loss) from discontinued operations	(12,154)	2,373	(120,023)	7,603

Net loss	$(66,296)	$(81,626)	$(168,492)	$(40,367)

Loss per common share:
Basic:
Loss from continuing operations	$(1.04)	$(1.62)	$(0.93)	$(0.93)
Discontinued operations:
Income (loss) from operations	(0.12)	0.06	(0.69)	0.24
Loss on divestiture of operations	(0.11)	(0.02)	(1.61)	(0.09)

Income (loss) from discontinued operations	(0.23)	0.04	(2.30)	0.15

Net loss	$(1.27)	$(1.58)	$(3.23)	$(0.78)

Diluted:
Loss from continuing operations	$(1.04)	$(1.62)	$(0.93)	$(0.93)
Discontinued operations:
Income (loss) from operations	(0.12)	0.06	(0.69)	0.24
Loss on divestiture of operations	(0.11)	(0.02)	(1.61)	(0.09)

Income (loss) from discontinued operations	(0.23)	0.04	(2.30)	0.15

Net loss	$(1.27)	$(1.58)	$(3.23)	$(0.78)

Shares used in computing loss per common share:
Basic	52,344	51,692	52,249	51,659
Diluted	52,344	51,692	52,249	51,659

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$35,972	$50,007
Cash - restricted	3,713	5,197
Insurance subsidiary investments	96,295	86,168
Accounts receivable less allowance for loss	916,529	1,038,605
Inventories	25,780	32,021
Deferred tax assets	37,920	12,663
Income taxes	36,846	13,573
Other	43,673	35,532

	1,196,728	1,273,766

Property and equipment	1,906,366	2,226,903
Accumulated depreciation	(979,791)	(1,083,777)

	926,575	1,143,126

Goodwill	992,102	1,041,266
Intangible assets less accumulated amortization	423,303	439,767
Assets held for sale	20,978	4,131
Insurance subsidiary investments	149,094	116,424
Deferred tax assets	17,043	—
Other	220,046	219,466

Total assets	$3,945,869	$4,237,946

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$181,772	$210,668
Salaries, wages and other compensation	361,192	389,009
Due to third party payors	33,747	35,420
Professional liability risks	60,993	54,088
Other accrued liabilities	146,495	137,204
Long-term debt due within one year	8,222	8,942

	792,421	835,331

Long-term debt	1,579,391	1,648,706
Professional liability risks	246,230	236,630
Deferred tax liabilities	—	9,764
Deferred credits and other liabilities	206,611	214,671

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued
54,165 shares - December 31, 2013 and 53,280 shares - December 31, 2012	13,541	13,320
Capital in excess of par value	1,146,193	1,145,922
Accumulated other comprehensive loss	(252)	(1,882)
Retained earnings (deficit)	(76,825)	98,799

	1,082,657	1,256,159
Noncontrolling interests	38,559	36,685

Total equity	1,121,216	1,292,844

Total liabilities and equity	$3,945,869	$4,237,946

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(63,891)	$(80,836)	$(164,835)	$(39,324)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,644	52,392	182,389	201,484
Amortization of stock-based compensation costs	3,542	2,841	11,183	10,852
Amortization of deferred financing costs	2,376	2,592	11,905	9,683
Payment of lender fees related to senior debt modifications	—	(2,940)	(6,189)	(2,940)
Provision for doubtful accounts	10,151	1,038	44,640	23,692
Deferred income taxes	(13,665)	6,616	(36,650)	(11,524)
Impairment charges	77,748	108,952	87,825	110,856
Loss on divestiture of discontinued operations	5,994	939	83,887	4,745
Other	(1,151)	(981)	4,301	1,772
Change in operating assets and liabilities:
Accounts receivable	25,526	9,208	52,271	(58,705)
Inventories and other assets	4,195	(8,485)	4,262	(29,382)
Accounts payable	9,884	737	(22,095)	(6,515)
Income taxes	(11,763)	(9,294)	(17,032)	29,991
Due to third party payors	(18,387)	(4,411)	(1,671)	(2,723)
Other accrued liabilities	(60,008)	(6,893)	(34,779)	20,600

Net cash provided by operating activities	10,195	71,475	199,412	262,562

Cash flows from investing activities:
Routine capital expenditures	(37,956)	(38,371)	(100,908)	(115,175)
Development capital expenditures	(1,115)	(12,147)	(11,824)	(50,322)
Acquisitions, net of cash acquired	(185,213)	(38,904)	(224,319)	(178,212)
Acquisition deposit	14,675	—	—	—
Sale of assets	1,906	150	250,606	1,260
Purchase of insurance subsidiary investments	(15,767)	(7,151)	(46,127)	(38,041)
Sale of insurance subsidiary investments	14,527	8,290	49,954	38,363
Net change in insurance subsidiary cash and cash equivalents	217	(6,114)	(44,077)	(21,285)
Change in other investments	(96)	11	122	1,465
Other	518	490	376	(539)

Net cash used in investing activities	(208,304)	(93,746)	(126,197)	(362,486)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	575,500	455,000	1,675,800	1,784,300
Repayment of borrowings under revolving credit	(376,800)	(512,200)	(1,740,400)	(1,757,100)
Proceeds from issuance of term loan, net of discount	—	97,500	—	97,500
Repayment of other long-term debt	(2,058)	(2,688)	(6,876)	(10,664)
Payment of deferred financing costs	(326)	(864)	(1,666)	(1,465)
Contribution made by noncontrolling interests	—	—	—	200
Distribution made to noncontrolling interests	(423)	(308)	(2,051)	(3,829)
Purchase of noncontrolling interests	—	(4)	—	(719)
Issuance of common stock	32	147	461	147
Dividends paid	(6,502)	—	(13,001)	—
Other	79	—	483	—

Net cash provided by (used in) financing activities	189,502	36,583	(87,250)	108,370

Change in cash and cash equivalents	(8,607)	14,312	(14,035)	8,446
Cash and cash equivalents at beginning of period	44,579	35,695	50,007	41,561

Cash and cash equivalents at end of period	$35,972	$50,007	$35,972	$50,007

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2012 Quarters					2013 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$1,257,132	$1,218,336	$1,215,649	$1,237,392	$4,928,509	$1,278,327	$1,207,979	$1,189,830	$1,224,374	$4,900,510

Salaries, wages and benefits	770,602	740,041	747,148	754,530	3,012,321	791,728	724,067	726,293	746,399	2,988,487
Supplies	88,620	85,662	84,207	84,613	343,102	85,900	82,040	80,892	80,167	328,999
Rent	76,092	77,379	78,485	78,222	310,178	78,134	78,970	78,410	82,563	318,077
Other operating expenses	229,754	233,145	226,830	224,543	914,272	235,892	232,910	266,944	250,137	985,883
Other (income) expense	(3,136)	(3,165)	(3,178)	(3,181)	(12,660)	(1,009)	(26)	52	(457)	(1,440)
Impairment charges	356	108	376	108,113	108,953	187	438	441	76,127	77,193
Depreciation and amortization	39,098	40,318	40,973	42,296	162,685	42,322	39,303	37,267	38,437	157,329
Interest expense	26,570	26,713	26,663	27,929	107,875	28,171	29,084	25,633	25,161	108,049
Investment income	(282)	(258)	(211)	(246)	(997)	(87)	(1,475)	(1,234)	(1,255)	(4,051)

	1,227,674	1,199,943	1,201,293	1,316,819	4,945,729	1,261,238	1,185,311	1,214,698	1,297,279	4,958,526

Income (loss) from continuing operations before income taxes	29,458	18,393	14,356	(79,427)	(17,220)	17,089	22,668	(24,868)	(72,905)	(58,016)
Provision (benefit) for income taxes	12,083	7,820	6,022	3,782	29,707	6,391	9,103	(7,530)	(21,168)	(13,204)

Income (loss) from continuing operations	17,375	10,573	8,334	(83,209)	(46,927)	10,698	13,565	(17,338)	(51,737)	(44,812)
Discontinued operations, net of income taxes:
Income (loss) from operations	2,437	5,046	1,553	3,312	12,348	(5,200)	(886)	(23,890)	(6,160)	(36,136)
Loss on divestiture of operations	(1,170)	(356)	(2,280)	(939)	(4,745)	(2,025)	(10,852)	(65,016)	(5,994)	(83,887)

Income (loss) from discontinued operations	1,267	4,690	(727)	2,373	7,603	(7,225)	(11,738)	(88,906)	(12,154)	(120,023)

Net income (loss)	18,642	15,263	7,607	(80,836)	(39,324)	3,473	1,827	(106,244)	(63,891)	(164,835)
(Earnings) loss attributable to noncontrolling interests	(451)	239	(41)	(790)	(1,043)	(416)	(82)	(754)	(2,405)	(3,657)

Income (loss) attributable to Kindred	$18,191	$15,502	$7,566	$(81,626)	$(40,367)	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$16,924	$10,812	$8,293	$(83,999)	$(47,970)	$10,282	$13,483	$(18,092)	$(54,142)	$(48,469)
Income (loss) from discontinued operations	1,267	4,690	(727)	2,373	7,603	(7,225)	(11,738)	(88,906)	(12,154)	(120,023)

Net income (loss)	$18,191	$15,502	$7,566	$(81,626)	$(40,367)	$3,057	$1,745	$(106,998)	$(66,296)	$(168,492)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.32	$0.20	$0.16	$(1.62)	$(0.93)	$0.19	$0.25	$(0.34)	$(1.04)	$(0.93)
Discontinued operations:
Income (loss) from operations	0.05	0.10	0.02	0.06	0.24	(0.09)	(0.02)	(0.46)	(0.12)	(0.69)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)

Income (loss) from discontinued operations	0.03	0.09	(0.02)	0.04	0.15	(0.13)	(0.22)	(1.70)	(0.23)	(2.30)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)

Diluted:
Income (loss) from continuing operations	$0.32	$0.20	$0.16	$(1.62)	$(0.93)	$0.19	$0.25	$(0.34)	$(1.04)	$(0.93)
Discontinued operations:
Income (loss) from operations	0.05	0.10	0.02	0.06	0.24	(0.09)	(0.02)	(0.46)	(0.12)	(0.69)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)	(0.04)	(0.20)	(1.24)	(0.11)	(1.61)

Income (loss) from discontinued operations	0.03	0.09	(0.02)	0.04	0.15	(0.13)	(0.22)	(1.70)	(0.23)	(2.30)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)	$0.06	$0.03	$(2.04)	$(1.27)	$(3.23)

Shares used in computing earnings (loss) per common share:
Basic	51,603	51,664	51,676	51,692	51,659	52,062	52,265	52,323	52,344	52,249
Diluted	51,638	51,675	51,709	51,692	51,659	52,083	52,284	52,323	52,344	52,249

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2012 Quarters					2013 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth		Year
Revenues:
Hospital division	$679,813	$645,714	$633,972	$645,426	$2,604,925	$674,363	$621,454	$606,488	$619,344		$2,521,649

Nursing center division	274,358	269,986	273,265	274,807	1,092,416	275,141	269,501	270,210	274,908		1,089,760

Rehabilitation division:
Skilled nursing rehabilitation services	253,370	253,013	252,134	244,485	1,003,002	257,557	248,321	243,974	241,938		991,790
Hospital rehabilitation services	74,369	73,402	71,899	73,910	293,580	74,523	69,777	68,296	74,017		286,613

	327,739	326,415	324,033	318,395	1,296,582	332,080	318,098	312,270	315,955		1,278,403

Care management division	28,432	28,872	35,943	50,093	143,340	51,621	53,039	53,801	66,466		224,927

	1,310,342	1,270,987	1,267,213	1,288,721	5,137,263	1,333,205	1,262,092	1,242,769	1,276,673		5,114,739

Eliminations:
Skilled nursing rehabilitation services	(27,888)	(27,551)	(27,037)	(26,123)	(108,599)	(29,303)	(29,257)	(28,698)	(28,728)		(115,986)
Hospital rehabilitation services	(24,686)	(24,225)	(23,666)	(24,200)	(96,777)	(24,362)	(23,855)	(23,080)	(22,696)		(93,993)
Nursing centers	(636)	(875)	(861)	(1,006)	(3,378)	(1,213)	(1,001)	(1,161)	(875)		(4,250)

	(53,210)	(52,651)	(51,564)	(51,329)	(208,754)	(54,878)	(54,113)	(52,939)	(52,299)		(214,229)

	$1,257,132	$1,218,336	$1,215,649	$1,237,392	$4,928,509	$1,278,327	$1,207,979	$1,189,830	$1,224,374		$4,900,510

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$151,784	$132,358	$131,041	$147,041	$562,224	$150,043	$132,170	$113,014	$127,929	(a)	$523,156

Nursing center division	34,067	36,215	38,960	32,016	141,258	29,844	36,678	32,146	36,694		135,362
Rehabilitation division:
Skilled nursing rehabilitation services	10,679	19,351	16,929	21,001	67,960	12,046	20,297	(8,565)	12,918	(b)	36,696
Hospital rehabilitation services	16,116	17,860	16,977	18,792	69,745	18,132	19,573	18,215	18,005	(c)	73,925

	26,795	37,211	33,906	39,793	137,705	30,178	39,870	9,650	30,923		110,621

Care management division	2,341	2,789	3,645	4,933	13,708	2,786	3,961	1,085	2,131	(d)	9,963

Corporate:
Overhead	(42,728)	(44,723)	(45,883)	(45,729)	(179,063)	(45,582)	(43,199)	(39,151)	(48,563	) (e)	(176,495)
Insurance subsidiary	(482)	(600)	(545)	(500)	(2,127)	(509)	(384)	(482)	(539)		(1,914)

	(43,210)	(45,323)	(46,428)	(46,229)	(181,190)	(46,091)	(43,583)	(39,633)	(49,102)		(178,409)

Impairment charges	(356)	(108)	(376)	(108,113)	(108,953)	(187)	(438)	(441)	(76,127)		(77,193)
Transaction costs	(485)	(597)	(482)	(667)	(2,231)	(944)	(108)	(613)	(447)		(2,112)

Operating income	170,936	162,545	160,266	68,774	562,521	165,629	168,550	115,208	72,001		521,388
Rent	(76,092)	(77,379)	(78,485)	(78,222)	(310,178)	(78,134)	(78,970)	(78,410)	(82,563)		(318,077)
Depreciation and amortization	(39,098)	(40,318)	(40,973)	(42,296)	(162,685)	(42,322)	(39,303)	(37,267)	(38,437)		(157,329)
Interest, net	(26,288)	(26,455)	(26,452)	(27,683)	(106,878)	(28,084)	(27,609)	(24,399)	(23,906)		(103,998)

Income (loss) from continuing operations before income taxes	29,458	18,393	14,356	(79,427)	(17,220)	17,089	22,668	(24,868)	(72,905)		(58,016)
Provision (benefit) for income taxes	12,083	7,820	6,022	3,782	29,707	6,391	9,103	(7,530)	(21,168)		(13,204)

	$17,375	$10,573	$8,334	$(83,209)	$(46,927)	$10,698	$13,565	$(17,338)	$(51,737)		$(44,812)

(a)	Includes costs of $0.5 million in connection with the closing of a TC hospital and a litigation charge of $7.0 million.
(b)	Includes $0.1 million of severance and retirement costs.
(c)	Includes $1.1 million of severance and retirement costs.
(d)	Includes $0.1 million of severance and retirement costs.
(e)	Includes $2.4 million of severance and retirement costs.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Three months ended December 31, 2013
	Hospital division (a)	Nursing center division	Rehabilitation division			Care management division (b)	Corporate (b)	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services (b)	Hospital services (b)	Total
Revenues	$619,344	$274,908	$241,938	$74,017	$315,955	$66,466	$—	$—	$(52,299)	$1,224,374

Salaries, wages and benefits	268,475	127,261	219,484	51,773	271,257	52,353	27,181	—	(128)	746,399
Supplies	64,278	12,102	733	36	769	2,791	227	—	—	80,167
Rent	53,849	25,461	1,171	51	1,222	1,567	464	—	—	82,563
Other operating expenses	158,572	99,393	8,801	4,197	12,998	9,204	21,694	447	(52,171)	250,137
Other (income) expense	90	(542)	2	6	8	(13)	—	—	—	(457)
Impairment charges	—	45	—	—	—	76,082	—	—	—	76,127
Depreciation and amortization	17,092	7,213	2,559	2,498	5,057	1,829	7,246	—	—	38,437
Interest expense	199	12	60	—	60	9	24,881	—	—	25,161
Investment income	1	(10)	(31)	—	(31)	(1)	(1,214)	—	—	(1,255)

	562,556	270,935	232,779	58,561	291,340	143,821	80,479	447	(52,299)	1,297,279

Income (loss) from continuing operations before income taxes	$56,788	$3,973	$9,159	$15,456	$24,615	$(77,355)	$(80,479)	$(447)	$—	(72,905)

Income tax benefit										(21,168)

Loss from continuing operations										$(51,737)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,286	$7,361	$679	$165	$844	$467	$22,998	$—	$—	$37,956
Development	1,115	—	—	—	—	—	—	—	—	1,115

	$7,401	$7,361	$679	$165	$844	$467	$22,998	$—	$—	$39,071

	Three months ended December 31, 2012
	Hospital division (c,d)	Nursing center division (c)	Rehabilitation division			Care management division (c)	Corporate (c)	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services (c)	Hospital services (c)	Total
Revenues	$645,426	$274,807	$244,485	$73,910	$318,395	$50,093	$—	$—	$(51,329)	$1,237,392

Salaries, wages and benefits	280,682	136,868	220,331	51,210	271,541	36,474	29,065	(100)	—	754,530
Supplies	66,391	14,959	876	36	912	2,127	224	—	—	84,613
Rent	51,611	23,628	1,238	21	1,259	1,111	613	—	—	78,222
Other operating expenses	151,289	91,601	2,277	3,847	6,124	6,559	19,532	767	(51,329)	224,543
Other (income) expense	23	(637)	—	25	25	—	(2,592)	—	—	(3,181)
Impairment charges	118	96	107,899	—	107,899	—	—	—	—	108,113
Depreciation and amortization	20,161	7,343	2,945	2,334	5,279	1,482	8,031	—	—	42,296
Interest expense	206	15	120	—	120	(4)	27,592	—	—	27,929
Investment income	(18)	(19)	(1)	—	(1)	—	(208)	—	—	(246)

	570,463	273,854	335,685	57,473	393,158	47,749	82,257	667	(51,329)	1,316,819

Income (loss) from continuing operations before income taxes	$74,963	$953	$(91,200)	$16,437	$(74,763)	$2,344	$(82,257)	$(667)	$—	(79,427)

Provision for income taxes										3,782

Loss from continuing operations										$(83,209)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,817	$8,153	$672	$117	$789	$1,187	$18,425	$—	$—	$38,371
Development	6,693	5,454	—	—	—	—	—	—	—	12,147

	$16,510	$13,607	$672	$117	$789	$1,187	$18,425	$—	$—	$50,518

(a)	Includes costs of $0.5 million in connection with the closing of a TC hospital and a litigation charge of $7.0 million.
(b)	Includes severance and retirement costs of $3.7 million (rehabilitation division - $1.2 million (skilled nursing rehabilitation services - $0.1 million and hospital rehabilitation services - $1.1 million), care management division - $0.1 million and corporate - $2.4 million).
(c)	Includes severance costs of $3.4 million (hospital division - $0.7 million, nursing center division - $1.9 million, rehabilitation division - $0.4 million (skilled nursing rehabilitation services - $0.3 million and hospital rehabilitation services - $0.1 million), care management division - $0.2 million and corporate - $0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.
(d)	Includes a lease cancellation charge of $0.1 million incurred in connection with restructuring activities.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Year ended December 31, 2013
	Hospital division (a,b)	Nursing center division (a)	Rehabilitation division			Care management division (a,c,e)	Corporate (a,c,f)	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services (a,c,d)	Hospital services (a,c)	Total
Revenues	$2,521,649	$1,089,760	$991,790	$286,613	$1,278,403	$224,927	$—	$—	$(214,229)	$4,900,510

Salaries, wages and benefits	1,101,705	517,845	894,470	196,301	1,090,771	175,581	103,124	—	(539)	2,988,487
Supplies	264,884	50,413	3,079	126	3,205	9,631	866	—	—	328,999
Rent	207,068	98,806	4,726	106	4,832	5,101	2,270	—	—	318,077
Other operating expenses	631,737	387,518	57,324	16,196	73,520	29,747	74,939	2,112	(213,690)	985,883
Other (income) expense	167	(1,378)	221	65	286	5	(520)	—	—	(1,440)
Impairment charges	1,002	109	—	—	—	76,082	—	—	—	77,193
Depreciation and amortization	72,665	28,504	11,010	9,429	20,439	6,608	29,113	—	—	157,329
Interest expense	763	53	292	—	292	15	106,926	—	—	108,049
Investment income	(16)	(49)	(183)	—	(183)	(1)	(3,802)	—	—	(4,051)

	2,279,975	1,081,821	970,939	222,223	1,193,162	302,769	312,916	2,112	(214,229)	4,958,526

Income (loss) from continuing operations before income taxes	$241,674	$7,939	$20,851	$64,390	$85,241	$(77,842)	$(312,916)	$(2,112)	$—	(58,016)

Income tax benefit										(13,204)

Loss from continuing operations										$(44,812)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$28,571	$23,023	$2,608	$273	$2,881	$1,523	$44,910	$—	$—	$100,908
Development	11,817	7	—	—	—	—	—	—	—	11,824

	$40,388	$23,030	$2,608	$273	$2,881	$1,523	$44,910	$—	$—	$112,732

	Year ended December 31, 2012
			Rehabilitation division
	Hospital division (g,h)	Nursing center division (g,i)	Skilled nursing services (g)	Hospital services (g)	Total	Care management division (g)	Corporate (g)	Transaction- related costs	Eliminations	Consolidated
Revenues	$2,604,925	$1,092,416	$1,003,002	$293,580	$1,296,582	$143,340	$—	$—	$(208,754)	$4,928,509

Salaries, wages and benefits	1,140,647	535,157	903,271	206,614	1,109,885	105,303	121,848	(450)	(69)	3,012,321
Supplies	275,409	57,647	3,127	163	3,290	5,953	803	—	—	343,102
Rent	205,325	93,702	5,442	140	5,582	3,140	2,429	—	—	310,178
Other operating expenses	626,969	359,969	28,642	17,010	45,652	18,376	69,310	2,681	(208,685)	914,272
Other (income) expense	(324)	(1,615)	2	48	50	—	(10,771)	—	—	(12,660)
Impairment charges	753	301	107,899	—	107,899	—	—	—	—	108,953
Depreciation and amortization	78,716	28,118	11,168	9,309	20,477	4,442	30,932	—	—	162,685
Interest expense	1,016	67	156	—	156	—	106,636	—	—	107,875
Investment income	(64)	(56)	(2)	—	(2)	—	(875)	—	—	(997)

	2,328,447	1,073,290	1,059,705	233,284	1,292,989	137,214	320,312	2,231	(208,754)	4,945,729

Income (loss) from continuing before income taxes	$276,478	$19,126	$(56,703)	$60,296	$3,593	$6,126	$(320,312)	$(2,231)	$—	(17,220)

Provision for income taxes										29,707

Loss from continuing operations										$(46,927)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$38,272	$20,764	$2,274	$348	$2,622	$1,616	$51,901	$—	$—	$115,175
Development	42,265	8,057	—	—	—	—	—	—	—	50,322

	$80,537	$28,821	$2,274	$348	$2,622	$1,616	$51,901	$—	$—	$165,497

(a)	Includes one-time bonus costs of $20.1 million (hospital division - $8.0 million, nursing center division - $4.7 million, rehabilitation division - $6.3 million (skilled nursing rehabilitation services - $5.0 million and hospital rehabilitation services - $1.3 million), care management division - $0.8 million and corporate - $0.3 million).
(b)	Includes costs of $6.0 million in connection with the closing of a TC hospital and litigation charges of $7.7 million.
(c)	Includes severance and retirement costs of $5.6 million (rehabilitation division - $1.5 million (skilled nursing rehabilitation services - $0.1 million and hospital rehabilitation services - $1.4 million), care management division - $0.7 million and corporate - $3.4 million).
(d)	Includes $23.1 million of litigation charges.
(e)	Includes $0.5 million of costs associated with closing a home health location.
(f)	Includes $2.0 million of fees and charges associated with the modification of certain of the Company’s senior debt.
(g)	Includes severance costs of $3.4 million (hospital division - $0.7 million, nursing center division - $1.9 million, rehabilitation division - $0.4 million (skilled nursing rehabilitation services - $0.3 million and hospital rehabilitation services - $0.1 million), care management division - $0.2 million and corporate - $0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.
(h)	Includes severance costs ($2.5 million), restructuring costs ($1.1 million) and lease cancellation charges ($1.6 million) incurred in connection with the closing of a regional office and two TC hospitals, and $5.0 million for employment-related lawsuits.
(i)	Includes $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2012 Quarters					2013 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	103	102	101	101		101	101	101	101
Inpatient rehabilitation	5	5	5	5		5	5	5	5

	108	107	106	106		106	106	106	106

Number of licensed beds:
Transitional care	7,358	7,308	7,269	7,269		7,269	7,269	7,283	7,315
Inpatient rehabilitation	185	215	215	215		215	215	215	215

	7,543	7,523	7,484	7,484		7,484	7,484	7,498	7,530

Revenue mix %:
Medicare	63	62	61	63	62	63	61	59	59	61
Medicaid	6	6	6	6	6	5	6	7	6	6
Medicare Advantage	10	11	11	10	10	10	11	11	12	11
Commercial insurance and other	21	21	22	21	22	22	22	23	23	22

Admissions:
Medicare	10,726	9,951	9,786	9,894	40,357	10,606	9,722	9,247	9,516	39,091
Medicaid	924	919	915	838	3,596	685	744	788	712	2,929
Medicare Advantage	1,508	1,630	1,483	1,438	6,059	1,552	1,518	1,448	1,478	5,996
Commercial insurance and other	2,534	2,335	2,348	2,233	9,450	2,210	2,117	2,139	2,120	8,586

	15,692	14,835	14,532	14,403	59,462	15,053	14,101	13,622	13,826	56,602

Admissions mix %:
Medicare	68	67	68	69	68	70	69	68	69	69
Medicaid	6	6	6	6	6	5	5	6	5	5
Medicare Advantage	10	11	10	10	10	10	11	10	11	11
Commercial insurance and other	16	16	16	15	16	15	15	16	15	15

Patient days:
Medicare	263,839	249,315	243,315	247,535	1,004,004	260,417	241,003	229,963	232,606	963,989
Medicaid	32,834	30,564	33,671	31,686	128,755	28,776	30,447	31,569	29,799	120,591
Medicare Advantage	42,638	45,451	43,679	42,067	173,835	44,136	44,021	42,745	44,565	175,467
Commercial insurance and other	74,906	73,128	72,243	69,237	289,514	73,066	66,575	68,514	66,449	274,604

	414,217	398,458	392,908	390,525	1,596,108	406,395	382,046	372,791	373,419	1,534,651

Average length of stay:
Medicare	24.6	25.1	24.9	25.0	24.9	24.6	24.8	24.9	24.4	24.7
Medicaid	35.5	33.3	36.8	37.8	35.8	42.0	40.9	40.1	41.9	41.2
Medicare Advantage	28.3	27.9	29.5	29.3	28.7	28.4	29.0	29.5	30.2	29.3
Commercial insurance and other	29.6	31.3	30.8	31.0	30.6	33.1	31.4	32.0	31.3	32.0
Weighted average	26.4	26.9	27.0	27.1	26.8	27.0	27.1	27.4	27.0	27.1

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters					2013 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data (continued):
Revenues per admission:
Medicare	$39,819	$40,084	$39,479	$41,016	$40,096	$39,995	$38,919	$39,063	$38,723	$39,197
Medicaid	42,962	42,150	41,591	43,539	42,540	51,441	48,142	51,890	52,599	51,005
Medicare Advantage	44,259	42,577	46,352	45,832	44,692	44,698	45,269	46,604	48,917	46,343
Commercial insurance and other	57,723	59,402	59,980	61,451	59,579	65,866	65,444	64,002	66,561	65,469
Weighted average	43,322	43,526	43,626	44,812	43,808	44,799	44,072	44,523	44,796	44,551

Revenues per patient day:
Medicare	$1,619	$1,600	$1,588	$1,639	$1,612	$1,629	$1,570	$1,571	$1,584	$1,590
Medicaid	1,209	1,267	1,130	1,151	1,188	1,225	1,176	1,295	1,257	1,239
Medicare Advantage	1,565	1,527	1,574	1,567	1,558	1,572	1,561	1,579	1,622	1,584
Commercial insurance and other	1,953	1,897	1,949	1,982	1,945	1,992	2,081	1,998	2,124	2,047
Weighted average	1,641	1,620	1,614	1,653	1,632	1,659	1,627	1,627	1,659	1,643

Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.15	1.17	1.18	1.18	1.16	1.15	1.17

Average daily census	4,552	4,379	4,271	4,245	4,361	4,516	4,198	4,052	4,059	4,205
Occupancy %	68.5	65.4	64.4	64.0	65.6	67.9	62.9	60.4	60.8	63.0

Annualized employee turnover %	21.9	21.4	20.1	19.7		22.0	21.5	21.1	20.8

Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	97	97	97	96		96	96	96	96
Managed	4	4	4	4		4	4	4	4
Assisted living facilities	6	6	6	6		6	6	6	6

	107	107	107	106		106	106	106	106

Number of licensed beds:
Nursing centers:
Owned or leased	12,159	12,207	12,207	12,153		12,153	12,153	12,153	12,153
Managed	485	485	485	485		485	485	485	485
Assisted living facilities	413	341	341	341		341	341	341	341

	13,057	13,033	13,033	12,979		12,979	12,979	12,979	12,979

Revenue mix %:
Medicare	36	35	35	35	35	35	34	33	32	34
Medicaid	36	37	37	37	36	36	37	39	40	37
Medicare Advantage	8	8	7	7	8	8	8	7	8	8
Private and other	20	20	21	21	21	21	21	21	20	21

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters					2013 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center division data (continued):
Patient days (a):
Medicare	179,394	174,134	169,121	166,307	688,956	171,881	162,488	158,458	152,185	645,012
Medicaid	528,701	530,816	535,784	530,503	2,125,804	515,970	516,103	525,625	532,378	2,090,076
Medicare Advantage	52,860	48,778	48,483	47,105	197,226	52,460	52,064	45,865	49,319	199,708
Private and other	224,611	221,177	227,274	229,273	902,335	218,175	217,914	218,845	214,946	869,880

	985,566	974,905	980,662	973,188	3,914,321	958,486	948,569	948,793	948,828	3,804,676

Patient day mix % (a):
Medicare	18	18	17	17	18	18	17	17	16	17
Medicaid	54	54	55	54	54	54	54	55	56	55
Medicare Advantage	5	5	5	5	5	5	6	5	5	5
Private and other	23	23	23	24	23	23	23	23	23	23

Revenues per patient day (a):
Medicare Part A	$504	$506	$516	$538	$516	$527	$526	$526	$540	$530
Total Medicare (including Part B)	545	550	562	576	558	564	566	568	584	570
Medicaid	185	187	188	190	188	190	190	199	205	196
Medicaid (net of provider taxes) (b)	163	165	166	167	165	167	167	177	183	174
Medicare Advantage	427	421	423	430	425	427	430	427	437	431
Private and other	249	246	250	254	250	264	262	256	258	260
Weighted average	278	277	279	282	279	287	284	285	290	287

Average daily census (a)	10,830	10,713	10,659	10,578	10,695	10,650	10,424	10,313	10,313	10,424
Admissions (a)	11,092	10,298	10,128	10,399	41,917	11,044	10,305	10,045	10,048	41,442
Occupancy % (a)	84.2	83.6	83.0	82.6	83.3	83.3	81.5	80.5	80.3	81.4
Medicare average length of stay (a)	30.4	31.3	31.9	30.6	31.0	30.2	30.9	31.6	31.4	31.0

Annualized employee turnover %	38.4	40.3	39.7	39.6		41.8	44.7	44.8	42.8

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	11	11	11	11	11	11	12	12	12	12
Non-affiliated	89	89	89	89	89	89	88	88	88	88
Sites of service (at end of period)	1,722	1,730	1,735	1,726		1,729	1,713	1,768	1,806
Revenue per site	$147,137	$146,250	$145,322	$141,648	$580,357	$148,963	$144,962	$137,995	$133,963	$565,883
Therapist productivity %	80.3	80.4	80.5	80.5	80.4	81.1	80.4	79.8	79.5	80.2

Hospital rehabilitation services:
Revenue mix %:
Company-operated	33	33	33	33	33	33	34	34	31	33
Non-affiliated	67	67	67	67	67	67	66	66	69	67

Sites of service (at end of period):
Inpatient rehabilitation units	100	102	104	105		103	103	99	104
LTAC hospitals	125	125	123	123		123	123	122	121
Sub-acute units	19	20	20	21		8	8	7	10
Outpatient units	111	115	117	119		98	104	104	144
Other	5	5	5	5		—	—	—	—

	360	367	369	373		332	338	332	379

Revenue per site	$206,580	$200,006	$194,849	$198,150	$799,585	$224,466	$206,441	$205,711	$195,296	$831,914
Annualized employee turnover %	19.6	16.9	17.3	16.9		10.4	13.2	14.0	13.7

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Loss Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2013		2012		2013		2012
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Loss:
Amounts attributable to Kindred stockholders:
Loss from continuing operations:
As reported in Statement of Operations	$(54,142)	$(54,142)	$(83,999)	$(83,999)	$(48,469)	$(48,469)	$(47,970)	$(47,970)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(54,142)	$(54,142)	$(83,999)	$(83,999)	$(48,469)	$(48,469)	$(47,970)	$(47,970)

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$(6,160)	$(6,160)	$3,312	$3,312	$(36,136)	$(36,136)	$12,348	$12,348
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(6,160)	$(6,160)	$3,312	$3,312	$(36,136)	$(36,136)	$12,348	$12,348

Loss on divestiture of operations:
As reported in Statement of Operations	$(5,994)	$(5,994)	$(939)	$(939)	$(83,887)	$(83,887)	$(4,745)	$(4,745)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(5,994)	$(5,994)	$(939)	$(939)	$(83,887)	$(83,887)	$(4,745)	$(4,745)

Income (loss) from discontinued operations:
As reported in Statement of Operations	$(12,154)	$(12,154)	$2,373	$2,373	$(120,023)	$(120,023)	$7,603	$7,603
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(12,154)	$(12,154)	$2,373	$2,373	$(120,023)	$(120,023)	$7,603	$7,603

Net loss:
As reported in Statement of Operations	$(66,296)	$(66,296)	$(81,626)	$(81,626)	$(168,492)	$(168,492)	$(40,367)	$(40,367)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(66,296)	$(66,296)	$(81,626)	$(81,626)	$(168,492)	$(168,492)	$(40,367)	$(40,367)

Shares used in the computation:
Weighted average shares outstanding - basic computation	52,344	52,344	51,692	51,692	52,249	52,249	51,659	51,659

Dilutive effect of employee stock options		—		—		—		—
Dilutive effect of performance-based restricted shares		—		—		—		—

Adjusted weighted average shares outstanding - diluted computation		52,344		51,692		52,249		51,659

Loss per common share:
Loss from continuing operations	$(1.04)	$(1.04)	$(1.62)	$(1.62)	$(0.93)	$(0.93)	$(0.93)	$(0.93)
Discontinued operations:
Income (loss) from operations	(0.12)	(0.12)	0.06	0.06	(0.69)	(0.69)	0.24	0.24
Loss on divestiture of operations	(0.11)	(0.11)	(0.02)	(0.02)	(1.61)	(1.61)	(0.09)	(0.09)

Income (loss) from discontinued operations	(0.23)	(0.23)	0.04	0.04	(2.30)	(2.30)	0.15	0.15

Net loss	$(1.27)	$(1.27)	$(1.58)	$(1.58)	$(3.23)	$(3.23)	$(0.78)	$(0.78)

(a)	Loss per common share is based upon the weighted average number of common shares outstanding during the respective periods. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. However, because the Company reported a loss from continuing operations, there was no allocation to participating unvested restricted stockholders for all periods presented.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and year ended December 31, 2013 and 2012 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 28.8% and 7.2% for the three months ended December 31, 2013 and 2012, respectively, and 30.8% and 10.2% for the year ended December 31, 2013 and 2012, respectively. The change in the effective income tax rates between periods is attributable to the variation between periods of charges that are non-deductible for income tax purposes.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and year ended December 31, 2013 and 2012 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Detail of charges:
One-time bonus costs	$—	$—	($20,158)	$—
Severance, retirement and other costs	(3,663)	(4,203)	(6,016)	(8,730)
Costs associated with the closing of a TC hospital and a home health location	(499)	—	(6,542)	—
Litigation	(7,000)	—	(30,850)	(5,000)
Transaction costs	(447)	(667)	(2,112)	(2,231)
Impairment charges	(76,082)	(107,899)	(76,082)	(107,899)
Lease cancellation charges (rent expense)	—	(176)	—	(1,691)
Senior debt modification charges (interest expense)	—	—	(1,461)	—

	(87,691)	(112,945)	(143,221)	(125,551)
Income tax benefit	25,232	8,173	44,074	12,795

Charges net of income taxes	(62,459)	(104,772)	(99,147)	(112,756)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($62,459)	($104,772)	($99,147)	($112,756)

Weighted average diluted shares outstanding	52,344	51,692	52,249	51,659

Diluted loss per common share related to charges	($1.19)	($2.03)	($1.90)	($2.18)

Reconciliation of operating income before charges:
Operating income before charges	$159,692	$181,543	$663,148	$686,381
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	(20,158)	—
Severance, retirement and other costs	(3,663)	(4,203)	(6,016)	(8,730)
Costs associated with the closing of a TC hospital and a home health location	(499)	—	(6,542)	—
Litigation	(7,000)	—	(30,850)	(5,000)
Transaction costs	(447)	(667)	(2,112)	(2,231)
Impairment charges	(76,082)	(107,899)	(76,082)	(107,899)

	(87,691)	(112,769)	(141,760)	(123,860)

Reported operating income	$72,001	$68,774	$521,388	$562,521

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$8,317	$20,773	$50,678	$64,786
Charges net of income taxes	(62,459)	(104,772)	(99,147)	(112,756)

Reported loss from continuing operations	($54,142)	($83,999)	($48,469)	($47,970)

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.15	$0.39	$0.94	$1.22
Charges net of income taxes	(1.19)	(2.03)	(1.90)	(2.18)
Other	—	0.02	0.03	0.03

Reported diluted loss per common share from continuing operations	($1.04)	($1.62)	($0.93)	($0.93)

Weighted average diluted shares used to compute diluted income per common share from continuing operations before charges	52,461	51,984	52,315	51,815

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	27.5%	35.7%	36.2%	39.2%
Impact of charges on effective income tax rate	1.5%	-30.9%	-13.4%	133.3%

Reported effective income tax rate	29.0%	4.8%	22.8%	172.5%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.3 million and $0.6 million for the three months ended December 31, 2013 and 2012, respectively, and $1.6 million and $1.5 million for the year ended December 31, 2013 and 2012, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended December 31, 2013
		Charges
	Before charges	Severance and retirement costs	Facility closing costs	Litigation	Impairment charges	Transaction costs	Total	As reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$135,428	$—	$(499)	$(7,000)	$—	$—	$(7,499)	$127,929

Nursing center division	36,694	—	—	—	—	—	—	36,694

Rehabilitation division:
Skilled nursing rehabilitation services	13,057	(139)	—	—	—	—	(139)	12,918
Hospital rehabilitation services	19,093	(1,088)	—	—	—	—	(1,088)	18,005

	32,150	(1,227)	—	—	—	—	(1,227)	30,923

Care management division	2,206	(75)	—	—	—	—	(75)	2,131

Corporate:
Overhead	(46,202)	(2,361)	—	—	—	—	(2,361)	(48,563)
Insurance subsidiary	(539)	—	—	—	—	—	—	(539)

	(46,741)	(2,361)	—	—	—	—	(2,361)	(49,102)

Impairment charges	(45)	—	—	—	(76,082)	—	(76,082)	(76,127)
Transaction costs	—	—	—	—	—	(447)	(447)	(447)

Operating income	159,692	(3,663)	(499)	(7,000)	(76,082)	(447)	(87,691)	72,001
Rent	(82,563)	—	—	—	—	—	—	(82,563)
Depreciation and amortization	(38,437)	—	—	—	—	—	—	(38,437)
Interest, net	(23,906)	—	—	—	—	—	—	(23,906)

Income (loss) from continuing operations before income taxes	14,786	(3,663)	(499)	(7,000)	(76,082)	(447)	(87,691)	(72,905)
Provision (benefit) for income taxes	4,064	(1,443)	(202)	(5,455)	(17,803)	(329)	(25,232)	(21,168)

	$10,722	$(2,220)	$(297)	$(1,545)	$(58,279)	$(118)	$(62,459)	$(51,737)

	Three months ended December 31, 2012
		Charges
	Before charges	Severance and other	Impairment charges	Transaction costs	Lease cancellation charges	Total	As reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$147,730	$(689)	$—	$—	$—	$(689)	$147,041

Nursing center division	33,917	(1,901)	—	—	—	(1,901)	32,016

Rehabilitation division:
Skilled nursing rehabilitation services	21,318	(317)	—	—	—	(317)	21,001
Hospital rehabilitation services	18,889	(97)	—	—	—	(97)	18,792

	40,207	(414)	—	—	—	(414)	39,793

Care management division	5,083	(150)	—	—	—	(150)	4,933

Corporate:
Overhead	(44,680)	(1,049)	—	—	—	(1,049)	(45,729)
Insurance subsidiary	(500)	—	—	—	—	—	(500)

	(45,180)	(1,049)	—	—	—	(1,049)	(46,229)

Impairment charges	(214)	—	(107,899)	—	—	(107,899)	(108,113)
Transaction costs	—	—	—	(667)	—	(667)	(667)

Operating income	181,543	(4,203)	(107,899)	(667)	—	(112,769)	68,774
Rent	(78,046)	—	—	—	(176)	(176)	(78,222)
Depreciation and amortization	(42,296)	—	—	—	—	—	(42,296)
Interest, net	(27,683)	—	—	—	—	—	(27,683)

Income (loss) from continuing operations before income taxes	33,518	(4,203)	(107,899)	(667)	(176)	(112,945)	(79,427)
Provision for income taxes	11,955	(1,673)	(6,150)	(273)	(77)	(8,173)	3,782

	$21,563	$(2,530)	$(101,749)	$(394)	$(99)	$(104,772)	$(83,209)

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Year ended December 31, 2013
		Charges
	Before charges	One-time bonus	Severance and retirement costs	Facility closing costs	Litigation	Impairment charges	Transaction costs	Senior debt modification charges	Total	As reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$544,879	$(7,997)	$—	$(6,026)	$(7,700)	$—	$—	$—	$(21,723)	$523,156

Nursing center division	140,132	(4,706)	—	(64)	—	—	—	—	(4,770)	135,362

Rehabilitation division:
Skilled nursing rehabilitation services	65,037	(5,052)	(139)	—	(23,150)	—	—	—	(28,341)	36,696
Hospital rehabilitation services	76,556	(1,255)	(1,376)	—	—	—	—	—	(2,631)	73,925

	141,593	(6,307)	(1,515)	—	(23,150)	—	—	—	(30,972)	110,621

Care management division	11,924	(833)	(676)	(452)	—	—	—	—	(1,961)	9,963

Corporate:
Overhead	(172,355)	(315)	(3,366)	—	—	—	—	(459)	(4,140)	(176,495)
Insurance subsidiary	(1,914)	—	—	—	—	—	—	—	—	(1,914)

	(174,269)	(315)	(3,366)	—	—	—	—	(459)	(4,140)	(178,409)

Impairment charges	(1,111)	—	—	—	—	(76,082)	—	—	(76,082)	(77,193)
Transaction costs	—	—	—	—	—	—	(2,112)	—	(2,112)	(2,112)

Operating income	663,148	(20,158)	(5,557)	(6,542)	(30,850)	(76,082)	(2,112)	(459)	(141,760)	521,388
Rent	(318,077)	—	—	—	—	—	—	—	—	(318,077)
Depreciation and amortization	(157,329)	—	—	—	—	—	—	—	—	(157,329)
Interest, net	(102,537)	—	—	—	—	—	—	(1,461)	(1,461)	(103,998)

Income (loss) from continuing operations before income taxes	85,205	(20,158)	(5,557)	(6,542)	(30,850)	(76,082)	(2,112)	(1,920)	(143,221)	(58,016)
Provision (benefit) for income taxes	30,870	(7,932)	(2,186)	(2,312)	(12,139)	(17,803)	(947)	(755)	(44,074)	(13,204)

	$54,335	$(12,226)	$(3,371)	$(4,230)	$(18,711)	$(58,279)	$(1,165)	$(1,165)	$(99,147)	$(44,812)

	Year ended December 31, 2012
		Charges
	Before charges	Severance and other	Litigation	Impairment charges	Transaction costs	Lease cancellation charges	Total	As reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$571,448	$(4,224)	$(5,000)	$—	$—	$—	$(9,224)	$562,224

Nursing center division	144,069	(2,811)	—	—	—	—	(2,811)	141,258

Rehabilitation division:
Skilled nursing rehabilitation services	68,313	(353)	—	—	—	—	(353)	67,960
Hospital rehabilitation services	69,853	(108)	—	—	—	—	(108)	69,745

	138,166	(461)	—	—	—	—	(461)	137,705

Care management division	13,858	(150)	—	—	—	—	(150)	13,708

Corporate:
Overhead	(177,979)	(1,084)	—	—	—	—	(1,084)	(179,063)
Insurance subsidiary	(2,127)	—	—	—	—	—	—	(2,127)

	(180,106)	(1,084)	—	—	—	—	(1,084)	(181,190)

Impairment charges	(1,054)	—	—	(107,899)	—	—	(107,899)	(108,953)
Transaction costs	—	—	—	—	(2,231)	—	(2,231)	(2,231)

Operating income	686,381	(8,730)	(5,000)	(107,899)	(2,231)	—	(123,860)	562,521
Rent	(308,487)	—	—			(1,691)	(1,691)	(310,178)
Depreciation and amortization	(162,685)	—	—	—	—	—	—	(162,685)
Interest, net	(106,878)	—	—	—	—	—	—	(106,878)

Income (loss) from continuing operations before income taxes	108,331	(8,730)	(5,000)	(107,899)	(2,231)	(1,691)	(125,551)	(17,220)
Provision for income taxes	42,502	(3,427)	(1,962)	(6,150)	(592)	(664)	(12,795)	29,707

	$65,829	$(5,303)	$(3,038)	$(101,749)	$(1,639)	$(1,027)	$(112,756)	$(46,927)

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Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 40.1% and 16.0% for the three months ended December 31, 2013 and 2012, respectively, and 36.1% and 27.6% for the year ended December 31, 2013 and 2012, respectively. The change in the effective income tax rates between periods is attributable to the variation between periods of payments that are non-deductible in each respective period for income tax purposes.

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$10,195	$71,475	$199,412	$262,562
Less:
Routine capital expenditures	(37,956)	(38,371)	(100,908)	(115,175)
Development capital expenditures	(1,115)	(12,147)	(11,824)	(50,322)

	(39,071)	(50,518)	(112,732)	(165,497)

Free cash flows including certain items	(28,876)	20,957	86,680	97,065

Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
One-time employee bonus	—	—	26,345	—
Ventas lease termination fee	20,000	—	20,000	—
Transaction costs	1,877	932	10,427	3,404
Severance and retention	617	1,715	5,406	3,719
Lease cancellation	—	176	—	1,691
Financing costs capitalized as deferred financing	—	2,940	6,189	2,940
Benefit of reduced income tax payments resulting from certain payments	(9,018)	(922)	(24,667)	(3,244)

	13,476	4,841	43,700	8,510

Free cash flows excluding certain items	($15,400)	$25,798	$130,380	$105,575

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 20, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2014 - Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of February 20, 2014		As of November 5, 2013
	Low	High	Low	High
Operating income	$725	$742	$726	$744

Rent	338	338	339	339
Depreciation and amortization	165	165	165	165
Interest, net	106	106	106	106

Income from continuing operations before income taxes	116	133	116	134
Provision for income taxes	45	52	46	53

Income from continuing operations	71	81	70	81
Earnings attributable to noncontrolling interests	(13)	(13)	(12)	(12)

Income from continuing operations attributable to the Company	58	68	58	69
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$56	$66	$56	$67

Earnings per diluted share	$1.05	$1.25	$1.05	$1.25

Shares used in computing earnings per diluted share	53.2	53.2	53.2	53.2

(a)	The earnings guidance excludes the effect of reimbursement changes, severance and retirement costs, litigation costs, transaction-related costs, any further acquisitions or divestitures (except as otherwise noted), any impairment charges, and any repurchases of common stock.

- END -